Exhibit 32.2
VERTICALNET, INC.
CERTIFICATION BY THE CHIEF ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
I, Jonathan T. Cohen, Vice President and Chief Accounting Officer of Verticalnet, Inc., a Pennsylvania corporation (the “Company”), hereby certify to my knowledge that:
(1)	The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JONATHAN T. COHEN
Jonathan T. Cohen
Vice President and Chief Accounting Officer
Date: May 15, 2007
A signed original of this written statement required by Section 906 has been provided to Verticalnet, Inc. and will be retained by Verticalnet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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